UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 1, 2015, Sears Holdings Corporation (the “Company”) announced June 11, 2015 as the record date for the distribution by the Company to each holder of its common stock transferable subscription rights (the “subscription rights”) to purchase Class A common shares of beneficial interest of Seritage Growth Properties, a Maryland real estate investment trust. The Company will distribute to each holder of its common stock as of the record date one subscription right for each full share of common stock owned by that stockholder as of the record date. The information under this Item 7.01 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 8.01.	Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2014, the Company, through Sears, Roebuck and Co., Sears Development Co., and Kmart Corporation (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a $400 million secured short-term loan (the “Loan”) with JPP II, LLC and JPP, LLC (together, the “Lender”), entities affiliated with ESL Investments, Inc. (“Investments”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of Investments. As of March 9, 2015, Investments and affiliated persons owned approximately 53.2% of the Company’s outstanding common stock.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on February 26, 2015, Borrowers and the Lender entered into an amendment to the Loan, pursuant to which Borrowers agreed to repay $200 million of the outstanding principal amount of the Loan, together with all interest accrued thereon, and the Lender agreed to release its first priority lien on 13 properties owned by Borrowers, which represented approximately half of the value of the collateral under the Loan.

On June 1, 2015, Borrowers repaid the remaining $200 million of the outstanding principal amount of the Loan, together with all interest accrued thereon. In connection with the repayment, the Lender is releasing its first priority lien on each of the properties owned by Borrowers representing the remaining collateral under the Loan.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Loan. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control, which may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including without limitation, unanticipated events associated with the repayment of the Loan or release of the liens in connection therewith. Additional information concerning other factors is contained in the Annual Report on Form 10-K of Sears Holdings Corporation for the fiscal year ended January 31, 2015. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker Vice President, Controller and Chief Accounting Officer

Date: June 1, 2015

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